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                                                                    EXHIBIT 99.1






                                                           RELEASE DATE:
                                                           December 1, 2003

                                                           CONTACT:
                                                           Kmart Media Relations
                                                           (248) 463-1021


          KMART HIRES CHIEF APPAREL OFFICER AND CHIEF FINANCIAL OFFICER

                    FORMER GAP AND DAIMLERCHRYSLER EXECUTIVES
                  STRENGTHEN RETAILER'S SENIOR MANAGEMENT TEAM

TROY, MICHIGAN, DECEMBER 1, 2003 -- Kmart Holding Corporation (Nasdaq: KMRT) today announced that John D. Goodman will join the Company as Senior Vice President, Chief Apparel Officer, and James D. Donlon III will join the Company as Senior Vice President, Chief Financial Officer, both reporting to President and Chief Executive Officer Julian C. Day.

"The hiring of these two experienced and successful executives continues to strengthen our senior management team," Day said. "We have been patient in this process, waiting to hire the very best individuals with an appetite for tackling the challenges and opportunities before us."

Goodman joins Kmart after 11 years at Gap Inc., a leading international specialty retailer operating 3,075 store locations with reported 2002 sales of $14.5 billion. At Gap Inc., Goodman served in various capacities, including, most recently, Senior Vice President, Gap Inc. Outlet, Merchandising, Planning, Production and Distribution. Prior to joining Gap Inc., Goodman worked for Bloomingdale's, where he held the position of Buyer in several areas of women's apparel.

"John brings with him a wealth of experience built on a strong foundation first at Bloomingdale's and then at the Gap, one of the most innovative apparel companies in the world," Day said. "He is truly an outstanding executive with a track record of success. His considerable experience and success as an apparel merchant, coupled with the design talents that Chief Creative Officer Lisa Schultz has brought to Kmart, will allow us to provide our customers the fashion and value they want and deserve."



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Donlon joins Kmart from the DaimlerChrysler Corporation, where he was Senior
Vice President -- Controller, and a member of the Chrysler Group Executive Committee. In his 25 years there, Donlon played key roles in a variety of critical senior management positions within the Finance organization. In his most recent position, he was responsible for the finance activities of Sales & Marketing, Procurement & Supply, Product Development, Corporate Financial Activities, Manufacturing, Quality, Serviceability and International Activities.

"We are excited to have Jim join Kmart because of his reputation for excellent financial control, a hands-on management style, and an ability to mentor the strong financial team that we already have at Kmart," Day said. "Jim has the experience and personal integrity to set the appropriate tone at the top that we require from our senior management team. We are fortunate that he was attracted to the entrepreneurial environment at Kmart."



About Kmart Holding Corporation

Kmart Holding Corporation (NASDAQ: KMRT) and its subsidiaries (together, "Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include THALIA SODI, DISNEY, JACLYN SMITH, JOE BOXER, KATHY IRELAND, MARTHA STEWART EVERYDAY, ROUTE 66 and SESAME STREET. Kmart operates more than 1,500 stores in 49 states and is one of the 10 largest employers in the country with 170,000 associates. For more information visit Kmart's website at www.kmart.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS Statements made by Kmart that address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; marketplace demand for the products of Kmart's key brand partners as well as the engagement of appropriate new brand partners; increasing competition from other retailers; Kmart's ability to operate pursuant to its exit financing facility; outcome of negotiations on collective bargaining agreements and other labor issues with unions representing employees in Kmart's distribution centers; Kmart's ability to obtain and maintain normal terms with its vendors, attract and retain customers, obtain and maintain appropriate inventory, implement its business plan and strategies, attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.